                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 14, 2001
                                                 ------------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                     0-27832                          22-3755400
--------------------------------------------------------------------------------
(State or other               (Commission                      (IRS Employer
jurisdiction of               File Number)                  Identification No.)
incorporation)


  60 Park Place, Suite 509, Newark, New Jersey                     07102
--------------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)






PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019

Item 2. Acquisition or Disposition of Assets

         As reported in its Form 8-K filed November 15, 2001, on November 14, 2001 Phoenix Waste Services Company, Inc. (the "Company") acquired, pursuant to a Restated and Amended Stock Purchase Agreement with Jeffrey Parker, David Parker and Jamie Parker, all of the outstanding shares of Miners Fuel Company, Inc.; acquired, pursuant to a Restated and Amended Stock Purchase Agreement with Jeffrey Parker and Michael Fiorillo, all of the outstanding shares of Miners Environmental Inc. and acquired, pursuant to a Restated and Amended Stock Purchase Agreement with Jeffrey Parker, David Parker and Jamie Parker, all of the outstanding shares of Miners Oil Company, Inc. (Miners Fuel Company, Inc., Miners Environmental Inc. and Miners Oil Company, Inc., collectively the "Miners Entities"), Pennsylvania corporations located in Tremont, Pennsylvania for a purchase price of no less than $8,000,000 and no greater than $8,600,000 depending upon the Miners Entities' earnings before interest, taxes, depreciation and amortization ("EBITDA") for its fiscal years 2001 and 2002. At closing, the Company paid to the owners of the Miners Entities $7,823,189 in cash plus promissory notes in the amount of $176,811. In addition, the Company will pay up to $300,000 in total for each of fiscal years 2001 and 2002 provided that the EBITDA of the Miners Entities exceeds $4,000,000 in each of those two years. Included in this filing is the financial information required by Item 7 of Form 8-K.


Item 7. Financial Statements and Exhibits

         (a) Combined Financial Statements and Independent Auditors' Report for the Miners Group as at October 31, 2001 and December 31, 2000

         (b)      Unaudited Consolidated Pro Forma Financial Information

                                  MINERS GROUP

                          COMBINED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                     OCTOBER 31, 2001 AND DECEMBER 31, 2000

MINERS GROUP

CONTENTS

================================================================================

Independent Auditors' Report                                                F-1


Combined Financial Statements

     Balance Sheets                                                         F-2

     Statements of Operations and Retained Earnings                         F-3

     Statements of Cash Flows                                         F-4 - F-5

     Notes to Financial Statements                                   F-6 - F-11

INDEPENDENT AUDITORS' REPORT


Board of Directors
Miners Group


We have audited the accompanying combined balance sheets of Miners Group (the "Company") as of December 31, 2000 and the related combined statements of operations and retained earnings, and cash flows for the two years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Miners Group as of December 31, 2000 and the results of their operations and their cash flows for the two years ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                             /s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
December 14, 2001

MINERS GROUP

COMBINED BALANCE SHEETS

                                                October 31, 2001  December 31, 2000
                                                  (unaudited)
--------------------------------------------------------------------------------
ASSETS

Current assets
  Cash and cash equivalents                           $   300,118    $ 1,892,540
  Accounts receivable                                   6,963,872      4,387,933
  Inventories                                             326,029        319,003
  Prepaid expenses and other current assets               932,440        714,940
                                                      -----------    -----------

          Total current assets                          8,522,459      7,314,416
                                                      -----------    -----------

Property and equipment, net                             7,164,433      5,904,913
                                                      -----------    -----------

                                                      $15,686,892    $13,219,329
                                                      ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                    $ 4,729,112    $ 4,044,830
  Accrued expenses and other current liabilities          387,727        334,752
  Lines of credit                                         725,000        900,000
  Due to related party                                     94,793        110,592
  Capital leases payable, current portion                 438,297        101,484
  Notes payable, current portion                        1,549,866      1,580,977
                                                      -----------    -----------

          Total current liabilities                     7,924,795      7,072,635
                                                      -----------    -----------

Long-term liabilities
  Capital leases payable, less current portion          1,140,521        372,153
  Notes payable, less current portion                   3,494,078      3,098,400
                                                      -----------    -----------

          Total long-term liabilities                   4,634,599      3,470,553
                                                      -----------    -----------

Stockholders' equity
  Common stock                                              3,600          3,600
  Retained earnings                                     3,123,898      2,672,541
                                                      -----------    -----------

          Total stockholders' equity                    3,127,498      2,676,141
                                                      -----------    -----------

                                                      $15,686,892    $13,219,329
                                                      ===========    ===========

See accompanying notes to combined financial statements.

MINERS GROUP

COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                       October 31,    December 31,    December 31,
                                          2001            2000            1999
Periods ended                         (unaudited)
----------------------------------------------------------------------------------
Revenues                              $ 46,488,545    $ 54,119,168    $ 39,262,377

Cost of revenues                        39,376,300      47,160,245      33,211,569
                                      ------------    ------------    ------------

Gross profit                             7,112,245       6,958,923       6,050,808
                                      ------------    ------------    ------------

Operating expenses
  Selling, general and administrative    4,348,284       3,884,187       3,831,423
  Depreciation and amortization          1,735,353       1,902,421       1,492,345
  Bad debts                                                832,202
                                      ------------    ------------    ------------
                                         6,083,637       6,618,810       5,323,768
                                      ------------    ------------    ------------

Operating income                         1,028,608         340,113         727,040
                                      ------------    ------------    ------------

Other income (expense)
  Interest income                           34,472          50,358          13,035
  Interest expense                        (400,872)       (417,650)       (342,638)
  Miscellaneous                            104,267         382,960          28,543
                                      ------------    ------------    ------------

                                          (262,133)         15,668        (301,060)
                                      ------------    ------------    ------------

Income before income taxes                 766,475         355,781         425,980

Income taxes                               262,118         121,293         149,295
                                      ------------    ------------    ------------

Net income                                 504,357         234,488         276,685

Retained earnings
  Beginning of period                    2,672,541       2,468,053       2,358,818

  Purchase and retirement of
    common stock                                                             137,450

  Dividends                                 53,000          30,000          30,000
                                      ------------    ------------    ------------
  End of period                       $  3,123,898    $  2,672,541    $  2,468,053
                                      ============    ============    ============


See accompanying notes to combined financial statements.

MINERS GROUP

COMBINED STATEMENTS OF CASH FLOWS

                                                                                 October 31,       December 31,         December 31,
                                                                                    2001               2000                1999
Periods ended                                                                   (unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income                                                                    $   504,357         $   234,488         $   276,685
  Adjustments to reconcile net income to
    net cash provided by (used in) operating activities:
      Depreciation and amortization                                               1,735,353           1,902,421           1,492,345
      Gain on disposal of property and equipment                                    (44,190)           (120,969)            (23,516)
      Provision for bad debts                                                                           832,202
      Increase (decrease) in cash attributable to changes
       in assets and liabilities:
          Accounts receivable                                                    (2,575,939)           (857,425)           (525,384)
          Inventories                                                                (7,026)            (12,400)           (108,774)
          Prepaid expenses and other current assets                                (217,500)           (387,016)           (142,368)
          Accounts payable                                                          684,282             329,042             322,651
          Accrued expenses and other current liabilities                             52,975              56,673             149,609
                                                                                -----------         -----------         -----------

Net cash provided by (used in) operating activities                                 132,312           1,977,016           1,441,248
                                                                                -----------         -----------         -----------


Cash flows from investing activities
  Purchases of property and equipment                                            (1,637,534)         (1,976,913)         (2,302,261)
  Proceeds from disposal of property and equipment                                   44,190             410,335             350,706
                                                                                -----------         -----------         -----------

Net cash provided by (used in) investing activities                              (1,593,344)         (1,566,578)         (1,951,555)
                                                                                -----------         -----------         -----------

Cash flows from financing activities
  Proceeds from (repayment of) lines of credit, net                                (175,000)            347,000             553,000
  Repayments of capital leases                                                     (252,158)            (33,783)
  Repayments to related party                                                       (15,799)            (26,858)
  Proceeds from long-term debt                                                    1,821,123           2,973,732           2,302,261
  Payments of long-term debt                                                     (1,456,556)         (3,115,987)         (1,445,299)
  Payments of dividends                                                             (53,000)            (30,000)            (30,000)
  Proceeds from sale of common stock                                                                                          3,000
                                                                                -----------         -----------         -----------

Net cash provided by (used in)  financing activities                               (131,390)            114,104           1,382,962
                                                                                -----------         -----------         -----------

Net increase (decrease) in cash and cash equivalents                             (1,592,422)            524,542             872,655

Cash and cash equivalents, beginning of period                                    1,892,540           1,367,998             495,343
                                                                                -----------         -----------         -----------

Cash and cash equivalents, end of period                                        $   300,118         $ 1,892,540         $ 1,367,998
                                                                                ===========         ===========         ===========


See accompanying notes to combined financial statements.

MINERS GROUP

                                                            October 31,        December 31,        December 31,
                                                               2001               2000                 1999
Periods ended                                              (unaudited)
--------------------------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information

 Cash paid during the period for interest                   $  400,872          $  417,650          $  342,638
                                                            ==========          ==========          ==========

 Cash paid during the period for taxes                      $  143,062          $   81,653          $  108,750
                                                            ==========          ==========          ==========

Supplemental disclosures of noncash investing and financing activities

 Company buyback and retirement of common stock             $       --          $       --          $  137,450
                                                            ==========          ==========          ==========

 Equipment acquired under capital lease obligations         $1,357,339          $  507,420          $       --
                                                            ==========          ==========          ==========


See accompanying notes to combined financial statements.

MINERS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
================================================================================

1. Nature of operations and summary of significant accounting policies

Basis of Combination

The accompanying combined financial statements include the accounts of Miners Fuel Company, Inc., Miners Oil Company, Inc., and Miners Environmental Inc. (collectively the "Company" or "Miners Group") all of which are under common control. While these financial statements have been combined, the financial position, results of operations and cash flows do not represent those of a single legal entity. All significant intercompany transactions have been eliminated in combination.

Nature of Operations

Miners Fuel Company, Inc. ("Fuel") operates a waste transportation business utilizing its fleet of tractors and trailers. Fuel has several large contracts with operators of waste transfer stations, whereby Fuel transports municipal waste from the transfer stations located primarily in the metropolitan areas of New Jersey, Pennsylvania, and Maryland to landfills located primarily in Pennsylvania, Maryland, and Virginia. Miners Oil Company, Inc. ("Oil") is in the business of selling heating oil, fuel and various other commodities primarily to businesses and homeowners located in northeastern Pennsylvania. Miners Environmental Inc. ("Environmental") operates a specialty transportation and service company which transports various materials such as construction and demolition waste and asbestos to landfills approved to accept such materials.

Cash Equivalents

The Company considers money market accounts and certificates of deposits to be cash equivalents.

Inventories

Inventories are stated on the first-in, first-out method, at the lower of cost, or market. Inventory costs are comprised of oil and fuel commodities and trucking fleet supply parts.

Impairment of Long-Lived Assets

The Company periodically assesses the recoverability of the carrying amounts of long-lived assets, including intangible assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

Property and Equipment

Property and equipment is recorded at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment             5 years
Vehicles                            5 years
Buildings and improvements         40 years
Furniture and fixtures              5 years
Equipment under capital leases      5 years

MINERS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS
================================================================================

1. Nature of operations and summary of significant accounting policies
(continued)

Revenue Recognition

The Company recognizes revenues from transportation of waste upon final disposal. Revenue from the delivery of heating oil and other commodities is recognized upon delivery.

Income Taxes

The Company complies with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial reporting of income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. Property and equipment

Property and equipment consists of the following at October 31, 2001 and December 31, 2000:

                                              October 31,   December 31,
                                                 2001          2000
                                             (unaudited)

         Land                                $   198,400   $   198,400
         Machinery and equipment               5,653,892     5,706,830
         Vehicles                              6,726,944     5,088,053
         Buildings and improvements              856,886       856,885
         Furniture and fixtures                   50,329        41,317
         Equipment under capital leases        1,864,810       507,470
                                             -----------   -----------
                                              15,351,261    12,398,955
         Accumulated depreciation and
          amortization (including $237,234
          in 2001 (unaudited) and $50,750
          in 2000 under capital leases)        8,186,828     6,494,042
                                             -----------   -----------
                                             $ 7,164,433   $ 5,904,913
                                             ===========   ===========

MINERS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

3. Lines of credit

At October 31, 2001 and December 31, 2000, the Company had available lines of credit from a financial institution, which aggregated $1,550,000. The amounts outstanding on these lines were $725,000 and $900,000 at October 31, 2001 (unaudited) and December 31, 2000, respectively. The credit lines bear interest at the financial institution's prime rate (5.5% and 9.5% at October 31, 2001 (unaudited) and December 31, 2000, respectively) plus 1.0%. These lines were repaid subsequent to October 31, 2001 and are no longer available to the Company.


4. Contingencies

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the amount of any ultimate liability with respect to these actions will not materially affect the Company's combined financial statements or results of operations.


5. Obligations under capital leases

The Company leases certain equipment used for waste hauling under capital leases. Aggregate minimum lease payments for obligations under capital leases in the years subsequent to October 31, 2001 (unaudited) are as follows:

                 Year ending October 31,
                          2002                 $   438,297
                          2003                     440,676
                          2004                     443,281
                          2005                     256,564
                                               -----------
         Total minimum lease payments            1,578,818

         Less current portion                      438,297
                                               -----------
                                               $ 1,140,521
                                               ===========
6. Related parties

Periodically, an officer advances the Company various amounts to meet cash flow requirements. These advances are non-interest bearing and are due on demand. At October 31, 2001 and December 31, 2000, there were no amounts due to the officer.

At October 31, 2001 and December 31, 2000, the Company had a note payable to a former shareholder in the amount of approximately $95,000 (unaudited) and $111,000, respectively. This note originated from the Company's buyback and retirement of the former shareholder's outstanding shares of common stock. This note is payable in monthly installments of $1,579, through June 2006. This note is non-interest bearing.

MINERS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

7. Notes payable

         At October 31, 2001 and December 31, 2000, notes payable consists of the following:

                                                                         October 31,       December 31,
                                                                            2001              2000
                                                                         (unaudited)
                                                                         -----------------------------
         Notes payable collateralized by property and equipment
          bearing interest at rates between 7.65% and 8.65% per
          annum, maturing at various dates through January 2005          $2,507,176         $2,362,607

         Notes payable collateralized by equipment bearing interest at rates between 7.9% and 9.1% per annum, maturing at
          various dates through May 2006                                  2,177,047          2,292,270

         Collateralized note payable bearing interest at 9.5% per
          annum, maturing in May 2002                                       284,906

         Other collateralized notes payable bearing interest at rates between 9.5% and 10.1% per annum, maturing at various
          dates through June 2005                                            74,815             24,500
                                                                         ----------         ----------
                                                                          5,043,944          4,679,377
         Less current portion                                             1,549,866          1,580,977
                                                                         ----------         ----------
                                                                         $3,494,078         $3,098,400
                                                                         ==========         ==========


         Aggregate future required principal payments at October 31, 2001 (unaudited) are as a follows:

                  Year ending October 31,
                           2002                    $ 1,549,866
                           2003                      1,465,934
                           2004                      1,415,423
                           2005                        561,207
                           2006                         51,514
                                                   -----------

                                                   $ 5,043,944
                                                   ===========

MINERS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

8. Segment information

The Company complies with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of segment information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

Segment information listed below reflects the three principal business units of the Company (as described in Note 1). Each segment is managed according to the products or services, which are provided to the respective customers, and information is reported on the basis of reporting to the Company's Chief Operating Decision Maker ("CODM"). The Company's CODM uses segment information relating to the operations of each segment.

Operating segment information for the ten months ended October 31, 2001 and the twelve months ended December 31, 2000 and 1999 is summarized as follows:

                                              Heating oil
                                   Waste       and other     Specialty                     Total
                                  hauling     commodities     hauling    Eliminations     Company
                                -----------   -----------   -----------   -----------   -----------
October 31, 2001 (unauditied)
-----------------------------
Total revenues                  $33,534,057   $16,971,513   $   969,961   $(4,986,986)  $46,488,545
Depreciation and amortization     1,465,270       242,962        27,121                   1,735,353
Income from operations              623,181       336,827        68,600                   1,028,608
Identifiable assets               6,181,497       921,445        61,491                   7,164,433
Capital expenditures              1,637,534                                               1,637,534

     December 31, 2000
-----------------------------
Total revenues                  $33,281,375   $24,607,176   $   478,309   $(4,247,692)  $54,119,168
Depreciation and amortization     1,474,349       399,405        28,667                   1,902,421
Income from operations              257,953        49,092        33,068                     340,113
Identifiable assets               4,651,895     1,164,407        88,611                   5,904,913
Capital expenditures              1,404,851       456,562       115,500                   1,976,913

     December 31, 1999
-----------------------------
Total revenues                  $24,817,231   $17,574,953   $    63,000   $(3,192,807)  $39,262,377
Depreciation and amortization     1,158,214       333,775           356                   1,492,345
Income from operations              599,330       125,469         2,241                     727,040


9. Common stock

Miners Fuel Company, Inc. had 100 shares of common stock authorized, issued and outstanding at October 31, 2001 (unaudited) and December 31, 2000. Miners Oil Company, Inc. had 1,800 shares of common stock authorized, issued and outstanding at October 31, 2001 (unaudited) and December 31, 2000. Miners Environmental Inc. had 20,000,000 shares of common stock authorized and 930,000 shares issued and outstanding at October 31, 2001 (unaudited) and December 31, 2000.

MINERS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

10. Income taxes

Income taxes consists of the following:

                              Period ended     Year ended      Year ended
                               October 31,    December 31,    December 31,
                                  2001            2000            1999
                               (unaudited)
                              ------------    ------------    ------------
         Current:
           Federal            $    199,284    $     91,522    $    109,580
           State                    62,834          29,771          39,715
                              ------------    ------------    ------------
                              $    262,118    $    121,293    $    149,295
                              ============    ============    ============

11. Major customers

The Company generated revenues from two major customers during the ten months ended October 31, 2001, and for the twelve months ended December 31, 2000 and 1999, aggregating approximately $27,700,000 (unaudited), $18,410,000, and $12,820,000, respectively. Amounts due from these customers in accounts receivable were approximately $3,704,000 (unaudited) and $1,970,000 at October 31, 2001 and December 31, 2000, respectively.

12. Subsequent event

Stock Purchase Agreement

On November 14, 2001, the owners of the Company sold all of their shares of common stock in the Company to Phoenix Waste Services, Inc. pursuant to a stock purchase agreement for a purchase price of approximately $8,000,000, subject to an earn out agreement. In connection with the purchase, the Company has entered into employment agreements with three shareholders/officers for a term of three years for amounts defined in the agreements. Also in connection with the purchase, the Company has refinanced a significant portion of its debt through an equipment sales-leaseback arrangement with three of its former shareholders. Under the arrangement, the former shareholders assumed and satisfied the debt related to the equipment and are leasing the equipment back to the Company under a 36-month capital lease.

(b) Pro Forma Financial Information

On November 14, 2001, Phoenix Waste Services, Inc. (the Registrant) consummated its acquisition of all of the outstanding shares of the common stock of Miners Fuel Company, Inc., Miners Oil Company, Inc. and Miners Environmental Inc. (collectively The "Miners Group").

The unaudited pro forma financial statements provided herein are based on assumptions that the Registrant believes to be reasonable, factually supportable and directly attributable to the acquisition. Such unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited financial statements of the Registrant and the related notes thereto that are included in the Registrant's Annual Report on form 10-KSB for the Year ended April 30, 2001, its Quarterly Reports on Form 10-QSB for the six months ended October 31, 2001, and its Current Report on form 8-K for the event dated November 14, 2001 as filed with the Securities and Exchange Commission on November 15, 2001 and the Financial Statements of the Acquired Company for the ten months ended October 31, 2001 and the years ended December 31, 2000 and 1999 and the respective accompanying notes thereto included in item 7(a) of this report.

The following pro forma financial data are not necessarily indicative of the Registrant's results of operations that might have occurred had the transaction been completed at the beginning of the period specified, and do not purport to represent what the Registrant's consolidated results of operations might be for any future period.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

The Unaudited Pro Forma Consolidated Condensed Balance Sheet as of October 31, 2001 presented herein reflects the historical balance sheets of the Registrant and the Acquired Company, adjusted to give effect to the acquisition of Acquired Company, as if the acquisition had occurred at October 31, 2001. The Unaudited Pro forma Consolidated Condensed Balance Sheet combines the financial position of the Registrant and the Acquired Company as of October 31, 2001.

The Registrant has accounted for the acquisition as a purchase and all required purchase accounting adjustments to record assets and liabilities at their estimated fair value have been made based on the actual allocation price and actual levels of the Acquired Company assets acquired and liabilities assumed on the acquisition date.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Consolidated Condensed Statements of Operations for the six months ended October 31, 2000 and the year ended April 30, 2001 presented herein are based on the respective historical consolidated statements of operations of the Registrant and of the Acquired Company, adjusted to give effect to the acquisition of all of the outstanding common stock of the Acquired Company as if the acquisition had occurred on May 1, 2000. The unaudited Pro forma Consolidated condensed Statement of Operations for the six months ended October 31, 2001 and the year ended April 30, 2001 combines the results of operations of the Registrant with the results of operations of the Acquired Company. The Unaudited Pro Forma Consolidated Condensed Statements of Operations do not reflect certain additional cost savings and synergies that management of the Registrant has identified related to areas such as vendor and staffing consolidation.

PHOENIX WASTE SERVICES COMPANY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
OCTOBER 31, 2001

                                                                               Miners
                                                               Phoenix         Group
                                                              10/31/01        10/31/01     Adjustments (A)      Total
                                                            ------------    ------------   --------------    ------------
Assets
Current assets
  Cash and cash equivalents                                 $  2,286,932    $    300,118    $    774,311    $  3,361,361
  Accounts receivable                                            318,450       6,963,872      (4,500,000)      2,657,236
                                                                                                (125,086)
  Inventories                                                                    326,029                         326,029
  Prepaid expenses and other current assets                      122,020         932,440                       1,054,460
                                                            ------------    ------------    ------------    ------------

                                                               2,727,402       8,522,459      (3,850,775)      7,399,086
                                                            ------------    ------------    ------------    ------------

Property and equipment, net                                   12,541,575       7,164,433                      19,706,008
                                                            ------------    ------------    ------------    ------------
Other assets
  Contract costs                                               1,000,000                                       1,000,000
  Goodwill                                                       694,012                       4,872,502       5,566,514
  Other                                                          477,263                         152,500         629,763
                                                            ------------    ------------    ------------    ------------

                                                               2,171,275              --       5,025,002       7,196,277
                                                            ------------    ------------    ------------    ------------

                                                            $ 17,440,252    $ 15,686,892    $  1,174,227    $ 34,301,371
                                                            ============    ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                          $  1,544,344    $  4,729,112    $   (125,086)   $  6,148,370
  Accrued expenses and other current liabilities               5,246,552         387,727                       5,634,279
  Lines of Credit                                                                725,000                         725,000
  Due to related parties, current portion                        212,872          94,793         176,811         484,476
  Capital leases payable, current portion                                        438,297                         438,297
  Long term debt, current portion                              8,156,430       1,549,866         379,535      10,085,831
                                                            ------------    ------------    ------------    ------------

                                                              15,160,198       7,924,795         431,260      23,516,253
                                                            ------------    ------------    ------------    ------------

Long-term liabilities
  Due to related parties, less current portion                 1,470,889                                       1,470,889
  Capital leases payable, less current portion                                 1,140,521                       1,140,521
  Long term debt, less current portion                         7,408,572       3,494,078       3,870,465      14,773,115
                                                            ------------    ------------    ------------    ------------

                                                               8,879,461       4,634,599       3,870,465      17,384,525
                                                            ------------    ------------    ------------    ------------

  Redeemable preferred and common stock                       20,305,228                                      20,305,228
                                                            ------------    ------------    ------------    ------------

Stockholders' equity
  Paid in capital                                             60,465,193           3,600          (3,600)     60,465,193
  Retained earnings                                          (87,369,828)      3,123,898      (3,123,898)    (87,369,828)
                                                            ------------    ------------    ------------    ------------

                                                             (26,904,635)      3,127,498      (3,127,498)    (26,904,635)
                                                            ------------    ------------    ------------    ------------

                                                            $ 17,440,252    $ 15,686,892    $  1,174,227    $ 34,301,371
                                                            ============    ============    ============    ============

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTE TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

A. On November 14, 2001, Phoenix Waste Services, Inc. (the Registrant) acquired the stock of Miners Fuel Company, Inc., Miners Oil Company, Inc., and Miners Environmental Inc. (collectively "The Miners Group") for a purchase price of no less than $8,000,000 and no greater than $8,600,000 contingent upon the Miners Groups' earnings before interest, taxes, depreciation and amortization ("EBITDA") through the fiscal years 2001 and 2002. $8,000,000 of the purchase price was paid to the former shareholders of the Miners Group at closing through $7,823,189 in cash and $176,811 in promissory notes. The cash portion of the purchase price was financed through the sale of accounts recievables of the Miners Group to a financial institution in the amount of $3,642,689 and through debt to the same financial institution in the amount of $4,180,500. The remaining purchase price will be paid in two installments of up to $300,000 each for each of the fiscal years ended 2001 and 2002 provided that EBITDA of the Miners Groups exceeds $4,000,000 in each of those two years. The Registrant also borrowed an additional $774,311 at closing from the above financial institution for working capital purposes. In connection with the debt, $152,500 in financing costs were paid and capitalized. These costs with be amortized over the maturity of the related debt.

                  Calculation of Goodwill:

                  Purchase price at closing, November 14, 2001                    $ 8,000,000

                  Less net assets acquired                                         (3,127,498)
                                                                                  -----------

                  Excess cost over fair value                                     $ 4,872,502
                                                                                  ===========

                  Allocation of purchase price:
                               Cash                                                 $ 300,118
                               Accounts receivable                                  6,963,872
                               Inventory                                              326,029
                               Prepaid expenses and other current assets              932,440
                               Property, plant and equimpent                        7,164,433
                               Accounts payable                                    (4,729,112)
                               Accrued expenses and other current liabilities        (387,727)
                               Lines of credit                                       (725,000)
                               Related party debt                                     (94,793)
                               Capital leases payable                              (1,578,818)
                               Long term debt                                      (5,043,944)
                               Goodwill                                             4,872,502
                                                                                  -----------
                                                                                  $ 8,000,000
                                                                                  ===========


         The Company is in the process of determining the final allocation of the purchase price and determining the proper valuation of customer contracts, fixed assets and other intangible assets. For purposes of this analysis, all excess cost over fair value has been allocated to goodwill.


         The following table summarizes sources and uses of funds used in connection with this transaction:

                           Sources:
                           Sale of receivables                                    $ 4,500,000
                           Long term debt                                           4,250,000
                           Related party debt to sellers                              176,811
                                                                                  -----------
                                                                                  $ 8,926,811
                                                                                  ===========

                           Uses:
                           Purchase price                                         $ 8,000,000
                           Cash borrowed for working capital                          774,311
                           Financing costs                                            152,500
                                                                                  -----------
                           Amount financed                                        $ 8,926,811
                                                                                  ===========



         A subsidiary of Phoenix Waste Services, Inc. is a subcontractor for the Miners Group and thus accounts receivable and accounts payable in the amount of $125,086 have been eliminated.

PHOENIX WASTE SERVICES COMPANY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2001

                                                                                  Miners
                                                                   Phoenix         Group
                                                                   4/30/01        4/30/01       Adjustments        Total
                                                                ------------    ------------    ------------    ------------
Revenues                                                        $    564,483    $ 57,693,354    $   (211,024)C  $ 58,046,813
Cost of revenues                                                                  50,308,682        (211,024)C    50,097,658
                                                                ------------    ------------    ------------    ------------

Gross profit                                                         564,483       7,384,672              --       7,949,155
                                                                ------------    ------------    ------------    ------------

Cost and expenses
   Operating                                                          57,771                                          57,771
   Selling, general and administrative                             6,434,389       4,313,521                      10,747,910
   Depreciation and amortization                                     157,656       1,962,491                       2,120,147
   Bad debts                                                                         832,202                         832,202
   Provision for impairment                                        2,114,000                                       2,114,000
                                                                ------------    ------------    ------------    ------------
                                                                   8,763,816       7,108,214              --      15,872,030
                                                                ------------    ------------    ------------    ------------

Operating income (loss)                                           (8,199,333)        276,458              --      (7,922,875)
                                                                ------------    ------------    ------------    ------------

Other income (expenses)
   Interest expense, net                                          (2,568,548)       (378,775)       (603,729)A    (3,551,052)
   Other                                                             (10,025)        328,522                         318,497
                                                                ------------    ------------    ------------    ------------
                                                                  (2,578,573)        (50,253)       (603,729)     (3,232,555)
                                                                ------------    ------------    ------------    ------------
Income (loss) from continuing operations before income
   taxes, discontinued operations and extraordinary item         (10,777,906)        226,205        (603,729)    (11,155,430)

Income Taxes                                                                         128,062        (128,062)B            --

Income (loss) from continuing operations before discontinued
   operations and extraordinary item                             (10,777,906)         98,143        (475,667)    (11,155,430)
                                                                ------------    ------------    ------------    ------------

Discontinued operations
   Loss from operations                                             (223,221)                                       (223,221)
   Gain on disposal                                                1,437,998                                       1,437,998
                                                                ------------    ------------    ------------    ------------
                                                                   1,214,777              --              --       1,214,777
                                                                ------------    ------------    ------------    ------------
Extraordinary item, gain on early extinguishment of debt           1,695,563                                       1,695,563
                                                                ------------    ------------    ------------    ------------

Net income (loss)                                                 (7,867,566)         98,143        (475,667)     (8,245,090)
Preferred stock dividends                                         (1,195,718)                                     (1,195,718)
Acrretion on preferred stock                                      (2,187,298)                                     (2,187,298)
                                                                ------------    ------------    ------------    ------------
Net income (loss) applicable to common stockholders             $(11,250,582)   $     98,143    $   (475,667)   $(11,628,106)
                                                                ============    ============    ============    ============

 Earnings per share
    Basic and dilluted                                          $      (0.17)                                    $      (0.18)
                                                                ============                                     ============

 Weighted average number of shares outstanding
    basic and dilluted                                            64,348,857                                       64,348,857
                                                                ============                                     ============


See accompanying notes to unaudited pro forma consolidated condensed financial statements.

PHOENIX WASTE SERVICES COMPANY, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED OCTOBER 31, 2001

                                                                         Miners
                                                        Phoenix          Group          Acquisition
                                                        10/31/01        10/31/01        Adjustments          Total
                                                      ------------    ------------    ---------------    ------------
Revenues                                              $  2,870,464    $ 23,516,431    $    (2,349,094)C  $ 24,037,801
Cost of revenues                                                        19,696,007         (2,349,094)C    17,346,913
                                                      ------------    ------------    ---------------    ------------

Gross profit                                             2,870,464       3,820,424                 --       6,690,888
                                                      ------------    ------------    ---------------    ------------

Cost and expenses
   Operating                                             2,542,091                                          2,542,091
   Selling, general and administrative                   1,804,577       2,230,160                          4,034,737
   Depreciation and amortization                           271,154       1,137,994                          1,409,148
                                                      ------------    ------------    ---------------    ------------
                                                         4,617,822       3,368,154                 --       7,985,976
                                                      ------------    ------------    ---------------    ------------

Operating income (loss)                                 (1,747,358)        452,270                 --      (1,295,088)
                                                      ------------    ------------    ---------------    ------------

Other income (expenses)
   Interest expense, net                                  (871,032)       (241,721)          (289,132)A    (1,401,885)
   Other                                                   123,757          94,340                            218,097
                                                      ------------    ------------    ---------------    ------------
                                                          (747,275)       (147,381)          (289,132)     (1,183,788)
                                                      ------------    ------------    ---------------    ------------

Net income (loss) before income taxes                   (2,494,633)        304,889           (289,132)     (2,478,876)

Income taxes                                                               255,349           (255,349)B            --

Net income (loss)                                       (2,494,633)         49,540            (33,783)     (2,478,876)
Acrretion on preferred stock                            (1,225,176)                                        (1,225,176)
                                                      ------------    ------------    ---------------    ------------
Net income (loss) applicable to common stockholders   $ (3,719,809)   $     49,540    $       (33,783)   $ (3,704,052)
                                                      ============    ============    ===============    ============

 Earnings per share
    Basic and dilluted                                $      (0.06)                                      $      (0.06)
                                                      ============                                       ============

 Weighted average number of shares outstanding
    basic and dilluted                                  66,709,458                                         66,709,458
                                                      ============                                       ============


See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

A Interest expense on debt incurred, including A/R financing to acquire the Miners Group at 7% per annum. If interest rates changed by 1% there would be an immaterial effect on the statements of operations presented.

B Reflects reduction in tax expense based on the Miners Group filing consolidated income tax returns with Phoenix Waste Services, Inc.

C A subsidiary of Phoenix Waste Services, Inc. is a subcontractor for the Miners Group and thus revenues and cost of revenues have been adjusted accordingly.

         (c)      Exhibits

                  2.1 Restated and Amended Stock Purchase Agreement By and Between Phoenix Waste Services Company, Inc., as Buyer, and Jeffrey Parker, David Parker and Jamie Parker, as Sellers, for the purchase of all of the outstanding shares of Miners Fuel Company, Inc. dated November 14, 2001 (without schedules).*

                  2.2 Restated and Amended Stock Purchase Agreement By and Between Phoenix Waste Services Company, Inc., as Buyer, and Jeffrey Parker and Michael Fiorillo, as Sellers, for the purchase of all of the outstanding shares of Miners Environmental Inc. dated November 14, 2001 (without schedules).*

                  2.3 Restated and Amended Stock Purchase Agreement By and Between Phoenix Waste Services Company, Inc., as Buyer, and Jeffrey Parker, David Parker and Jamie Parker, as Sellers for the purchase of all of the outstanding shares of Miners Oil Company, Inc. dated November 14, 2001 (without schedules).*

                  99.1 Employment and Covenant Not To Compete Agreement between Miners Fuel Company, Inc. and Jeffrey Parker**

                  99.2 Employment and Covenant Not To Compete Agreement between Miners Fuel Company, Inc. and Jamie Parker**

                  99.3 Employment and Covenant Not To Compete Agreement between Miners Fuel Company, Inc. and David Parker**

*        Previously filed with Form 8-K filed November 15, 2001.

**       Previously filed with Form 8-K filed July 16, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this first amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 14, 2002


                                        PHOENIX WASTE SERVICES COMPANY, INC.
                                        (Registrant)



                                        By        /s/ Richard L. Franks
                                          --------------------------------------
                                            Richard L. Franks, Vice-President,
                                                General Counsel, Secretary